                                                           [1FIRST BANCORP LOGO]
                                                           Annie Astor-Carbonell
                                                 Senior Executive Vice President
                                                     and Chief Financial Officer
                                                                  (787) 729-8088
                                                     annie.astor@firstbankpr.com

                              FIRST BANCORP REPORTS
                           EARNINGS PER SHARE INCREASE
                                    OF 30.9%

         San Juan, Puerto Rico, July 22, 2004 -- First BanCorp (NYSE:FBP), the second largest Puerto Rico Financial Holding Company with diversified banking operations in Puerto Rico and the US and British Virgin Islands, reported today earnings for the quarter ended June 30, 2004.

         Net income was $39,934,596 or $0.74 per share basic and $0.72 per share diluted, for the second quarter of 2004, as compared to earnings of $29,270,698 or $0.56 per share basic and $0.55 per share diluted for the second quarter of 2003. These results represent an increase in diluted earnings per share of 30.91% for this quarter. Return on Assets (ROA), and Return on Common Equity
(ROCE) were 1.19% and 20.98% respectively,

First BanCorp reports earnings per
share increase of 30.9%                                                     -2-


for the quarter as compared to 1.26% and 18.47% respectively, for the same quarter of 2003. Basic and diluted weighted average common shares for the 2004 second quarter were 40,215,478 and 41,371,752, respectively.

         For the six month period ended June 30, 2004, earnings were $80,139,629 or $1.49 per share (basic) and $1.45 per share (diluted), as compared to $65,698,994, or $1.30 per share (basic) and $1.28 per share (diluted). Basic and diluted weighted average shares for the 2004 year-to-date period were 40,139,875 and 41,375,673, respectively.

         Commenting on this quarter results, Mr. Angel Alvarez-Perez, Chairman, President, and CEO of First BanCorp said, "this has been an excellent quarter. Our core lending operations have continued to grow, especially commercial, auto, and residential mortgages. With the increase in long term rates, we have been able to replenish a portion of our investment portfolio at higher yields, and the prepayments on the existing mortgage backed

First BanCorp reports earnings
per share increase of 30.9%                                                  -3-


securities portfolio have slowed. As a result of the positive outcome in both, lending and investment operations net interest income has rebounded significantly."

         Net interest income, the Corporation's main source of income increased by $30.4 million from $63.9 million during the second quarter of 2003 to $94.3 million during the second quarter of 2004, due to an increase in average earning assets of $4,093 million, and an increase in the yield of the investment portfolio. During the previous quarters, the Corporation's subsidiary bank's strategy had been to decrease the level of medium to longer term investments until the market provided a better opportunity to invest. Net interest margin on a tax equivalent basis was 3.45% for the quarter ended June 2004, as compared to 3.07% for the quarter ended June 2003 and 3.33% for the previous quarter ended March 2004. Fluctuations are the result of the investment strategy explained above.

First BanCorp reports earnings
per share increase of 30.9%                                                  -4-

         Other income, which is mostly operational, amounted to $13.7 million for the second quarter of 2004, as compared to $23.0 million for the second quarter of 2003. Other income for the previous year's comparative second quarter included a gain on sale of investments of $10.1 million, and a derivative loss of $678,000. Other income, excluding the net gains on sales of investments and derivative losses for both periods, was $14.1 million for the June 2004 quarter, $520,000 over the $13.5 million for the June 2003 quarter, due mainly to commercial loan fees.

         Net charge offs were $9.9 million (.52% of average loans) for the second quarter of 2004, as compared to $9.9 million (.65% of average loans) during the second quarter of 2003, and $9.2 million (.51% of average loans), during the first quarter of 2004. The year-to-date charge off ratio for 2004 is ..52%, as compared to .70% for the year-to-date period of 2003. The charge offs ratio is at the lowest level of the last 10 years, due to the Corporation's effective risk management infrastructure.

First BanCorp reports earnings
per share increase of 30.9%                                                  -5-


         The efficiency ratio was 42.17% and 45.20% for the three months ended June 30, 2004 and 2003 respectively, one of the best in the industry. An increase in expenses of $6.2 million is in part attributable to increases in personnel and occupancy costs, to support the growth of the Corporation, to merit salary increases and to strong advertising and business promotion costs to support new products and services, especially First Mortgage and the "Perfect Account" a new DDA product. When compared to the immediately preceding quarter of March 2004, operating expenses increased by $2.4 million, mostly as a result of the increases in promotion expenses, as explained above.

         Total assets were $14,465 million as of June 30, 2004, as compared to $9,934 million as of June 30, 2003 and $12,668 million as of December 31, 2003. Loans receivable increased by 25.3% to $7,892 million, as compared to $6,299 million as of June 30, 2003. The largest loan volume increases were achieved in the commercial and residential real estate portfolios.

First BanCorp reports earnings
per share increase of 30.9%                                                  -6-


         Non-performing loans as of June 30, 2004 were $91.0 million (1.15% of total loans), as compared to $89.0 million (1.41% of total loans) and $85.7 million (1.15% of total loans), as of June 30, 2003 and March 31, 2004, respectively. Non-performing loans remained in line, when compared to the previous year, as a result of controlled delinquencies, especially in the Bank's consumer portfolios. The increase in dollar amount, when compared to the March 2004 figure, is composed entirely of secured real estate loans, and is mainly due to the general growth of the portfolios.

         The allowance for loan losses to non-performing loans (reserve coverage), was 146.9% as of June 30, 2004, compared to 135.5% as of June 30, 2003 and 152.2%, as of March 31, 2004. The slight decrease in the reserve coverage, when compared to the March 2004 quarter, is directly related to the increase in secured non-performing loans. The improvement since the prior

First BanCorp reports earnings
per share increase of 30.9%                                                  -7-


year's comparable quarter is related to the stability in the delinquencies and non-performing loans.

         First BanCorp is a $14.5 billion well-capitalized Financial Holding Company. It is the parent company of FirstBank Puerto Rico, which is the second largest commercial bank in Puerto Rico and Virgin Islands and of FirstBank Insurance Agency. Both First BanCorp and FirstBank Puerto Rico, operate within US banking laws and regulations. The Bank operates a total of 111 financial service facilities throughout Puerto Rico and the US and British Virgin Islands, including the operations of its subsidiaries. Among the subsidiaries are Money Express, a finance company, First Leasing and Car Rental, a car and truck rental leasing company, and First Mortgage, a mortgage banking company. In the US and British Virgin Islands the Bank operates FirstBank Insurance VI, an insurance agency, First Trade, Inc., a foreign corporation management company, and First Express, a small loan company.

First BanCorp reports earnings
per share increase of 30.9%                                                  -8-


         The Corporation's common and preferred shares trade on the New York Stock Exchange, under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE.

         This press release contains certain "forward-looking statements" concerning the Corporation's economic future performance. The words or phrases "expect", "anticipate", "look forward", "should", and similar expressions are meant to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         The Corporation wishes to caution readers not to place undue reliance on any such "forward-looking statements", which speak only as of the date made and to advise readers that various factors, including regional and national economic conditions, changes in interest rates, competitive and regulatory factors and legislative changes, could affect the Corporation's financial performance and could cause the Corporation's actual

First BanCorp reports earnings
per share increase of 30.9%                                                  -9-

results for future period to differ materially from those anticipated or projected.

         The Corporation does not undertake, and specifically disclaims any obligation, to update any "forward-looking statements" to reflect occurrences or unanticipated events or circumstances after the date of such statements.

                                  FIRST BANCORP
                        CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)
                   DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA


                                                              THREE MONTHS ENDED                             SIX MONTHS ENDED
                                                -----------------------------------------------------------------------------------
                                                  JUNE 30,         JUNE 30,          MARCH 30,         JUNE 30,          JUNE 30,
                                                   2004              2003              2004              2004              2003
                                                 ---------         ---------         ---------         ---------         ---------
INTEREST INCOME:
   Loans                                         $ 103,074         $  97,285         $ 100,048         $ 203,123         $ 191,241
   Investments                                      58,134            25,540            46,499           104,633            64,503
                                                 ---------         ---------         ---------         ---------         ---------
 Total interest income                             161,208           122,825           146,547           307,756           255,744
                                                 ---------         ---------         ---------         ---------         ---------

INTEREST EXPENSE:
   Deposits                                         26,610            27,278            27,047            53,657            56,217
   Borrowings                                       40,320            31,644            35,297            75,617            63,187
                                                 ---------         ---------         ---------         ---------         ---------
 Total interest expense                             66,930            58,922            62,344           129,274           119,404
                                                 ---------         ---------         ---------         ---------         ---------
 Net interest income                                94,278            63,903            84,203           178,482           136,340
                                                 ---------         ---------         ---------         ---------         ---------


PROVISION FOR LOAN LOSSES                           13,200            12,600            13,200            26,400            29,164
                                                 ---------         ---------         ---------         ---------         ---------

 Net interest income after provision
  for loan losses                                   81,078            51,303            71,003           152,082           107,176
                                                 ---------         ---------         ---------         ---------         ---------


OTHER INCOME:
   Service charges on deposit accounts               2,742             2,370             2,783             5,526             4,945
   Other fees on loans                               4,218             4,995             5,946            10,163            10,001
   Mortgage banking activities                         217             1,584             1,545             1,762             1,942
   Net gain on sale of investments                     551            10,135             3,965             4,516            23,822
   Derivatives loss                                   (961)             (678)             (424)           (1,386)             (115)
   Rental Income                                       702               545               618             1,319             1,030
   Gain on sale of credit cards portfolio              297                               5,236             5,533
   Other operating income                            5,884             4,046             4,330            10,216             7,543
                                                 ---------         ---------         ---------         ---------         ---------
 Total other income                                 13,650            22,997            23,999            37,649            49,168
                                                 ---------         ---------         ---------         ---------         ---------

OTHER OPERATING EXPENSES:
   Employees' compensation and benefits             21,513            18,314            19,986            41,499            36,524
   Occupancy and equipment                           9,447             8,831             9,383            18,831            17,715
   Business promotion                                4,588             2,706             3,469             8,057             5,423
   Taxes, other than income taxes                    1,951             1,760             1,948             3,899             3,507
   Insurance and supervisory fees                    1,010               813             1,076             2,086             1,751
   Other                                             7,001             6,851             7,296            14,297            13,825
                                                 ---------         ---------         ---------         ---------         ---------
 Total other operating expenses                     45,510            39,275            43,158            88,669            78,745
                                                 ---------         ---------         ---------         ---------         ---------


INCOME BEFORE INCOME TAX                            49,218            35,025            51,844           101,062            77,599

INCOME TAX PROVISION                                 9,283             5,754            11,639            20,922            11,900
                                                 ---------         ---------         ---------         ---------         ---------


NET INCOME                                       $  39,935         $  29,271         $  40,205         $  80,140         $  65,699
                                                 =========         =========         =========         =========         =========

NET INCOME APPLICABLE TO
  COMMON STOCK                                   $  29,866         $  22,520         $  30,136         $  60,002         $  52,197
                                                 =========         =========         =========         =========         =========

NET INCOME PER COMMON SHARE - BASIC              $    0.74         $    0.56         $    0.75         $    1.49         $    1.30
                                                 =========         =========         =========         =========         =========

NET INCOME PER COMMON SHARE - DILUTED            $    0.72         $    0.55         $    0.73         $    1.45         $    1.28
                                                 =========         =========         =========         =========         =========


DIVIDENDS DECLARED PER COMMON SHARE              $    0.12         $    0.11         $    0.12         $    0.24         $    0.22
                                                 =========         =========         =========         =========         =========

                                  FIRST BANCORP
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)
                   DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA


                                                                 JUNE 30, 2004     JUNE 30, 2003   DECEMBER 31, 2003
                                                                 -------------     -------------   -----------------
 ASSETS

 Cash and due from banks                                          $     83,322      $     81,421      $     89,305
                                                                  ------------      ------------      ------------


 Money market instruments                                              371,929           535,357           705,940
                                                                  ------------      ------------      ------------
 Federal funds sold and securities purchased
    under agreements to resell                                          71,000           282,000           265,000
                                                                  ------------      ------------      ------------

 Investment securities available for sale, at market:

   United States and Puerto Rico Government obligations                302,038            23,080            16,157
   Mortgage backed securities                                        1,216,429         1,290,465         1,086,891
   Corporate bonds                                                      44,290           152,783            53,770
   Equity investment                                                    53,078            36,774            62,320
                                                                  ------------      ------------      ------------
           Total investment securities available for sale            1,615,835         1,503,102         1,219,138
                                                                  ------------      ------------      ------------


 Investment securities held to maturity, at cost:

   United States and Puerto Rico Government obligations              2,445,267           888,969         1,119,775
   Mortgage backed securities                                        1,712,718            76,013         1,970,855
   Corporate bonds                                                      19,983            64,638            39,847
                                                                  ------------      ------------      ------------
           Total investment securities held to maturity              4,177,968         1,029,620         3,130,477
                                                                  ------------      ------------      ------------

 Federal Home Loan Bank (FHLB) stock                                    61,150            42,595            45,650
                                                                  ------------      ------------      ------------


 Loans receivable:
   Commercial Loans                                                  2,971,815         2,642,112         2,832,635
   Finance Leases                                                      186,933           152,235           161,283
   Consumer Loans                                                    1,244,398         1,199,316         1,171,590
   Residential Loans                                                 3,489,118         2,305,354         2,879,010
                                                                  ------------      ------------      ------------
 Total loans receivable                                              7,892,264         6,299,017         7,044,518
 Allowance for loan losses                                            (133,678)         (120,563)         (126,378)
                                                                  ------------      ------------      ------------
    Total loans, net                                                 7,758,586         6,178,454         6,918,140
 Other real estate owned                                                 5,599             2,752             4,617
 Premises and equipment, net                                            85,905            83,215            85,269
 Accrued interest receivable                                            52,149            33,204            41,508
 Other assets                                                          181,377           162,594           162,866
                                                                  ------------      ------------      ------------
    Total assets                                                  $ 14,464,820      $  9,934,314      $ 12,667,910
                                                                  ============      ============      ============

 LIABILITIES & STOCKHOLDERS' EQUITY

Liabilities:
 Deposits                                                         $  6,952,337      $  5,433,642      $  6,765,107
 Federal funds purchased and securities sold
   under agreements to repurchase                                    4,413,070         2,363,557         3,650,297
 Advances from FHLB                                                  1,223,000           713,000           913,000
 Notes Payable & Subordinated Notes                                    236,521            82,817            82,818
 Other Borrowings                                                      102,610
 Payable for unsettled investment trade                                198,575           375,000
 Accounts payable and other liabilities                                209,856           111,102           167,119
                                                                  ------------      ------------      ------------
                                                                    13,335,969         9,079,118        11,578,341
                                                                  ------------      ------------      ------------

 Stockholders' equity:
  Preferred Stock                                                      550,100           360,500           550,100
                                                                  ------------      ------------      ------------


 Common stock outstanding                                               40,216            40,006            40,027
 Additional paid - in capital                                            2,323               676               269
 Capital Reserve and Legal Surplus                                     243,106           219,345           243,107
 Retained earnings                                                     270,397           188,644           220,038
 Accumulated other comprehensive income, net of tax                     22,709            46,025            36,028
                                                                  ------------      ------------      ------------
                                                                     1,128,851           855,196         1,089,569
                                                                  ------------      ------------      ------------
    Total liabilities and stockholders' equity                    $ 14,464,820      $  9,934,314      $ 12,667,910
                                                                  ============      ============      ============

 BOOK VALUE PER COMMON SHARE                                      $      14.39      $      12.37      $      13.48
                                                                  ============      ============      ============

                                  FIRST BANCORP
                             SELECTED FINANCIAL DATA
                                   (UNAUDITED)
                              DOLLARS IN THOUSANDS


CREDIT QUALITY DATA AT:                          June 30, 2004           June 30, 2003         December 31, 2003
-----------------------                          -------------           -------------         -----------------

   Non-performing Assets                            $102,344                $100,878                $100,771
                                                    --------                --------                --------
   Non-performing Loans                               90,987                  88,998                  85,525
                                                    --------                --------                --------
   Past Due Loans                                     16,519                  28,787                  23,493
                                                    --------                --------                --------
   Allowance for Loan Losses                         133,678                 120,563                 126,378
                                                    --------                --------                --------

   Non-performing Assets to Total Assets                0.71%                   1.02%                   0.80%
                                                    --------                --------                --------
   Non-performing Loans to Total Loans                  1.15%                   1.41%                   1.21%
                                                    --------                --------                --------
   Allowance to Non-Performing Loans                  146.92%                 135.47%                 147.77%
                                                    --------                --------                --------



SELECTED PERFORMANCE RATIOS:                   Three Months Ended          Three Months Ended              Six Months Ended
----------------------------                       June 30,                     March 31,                    June 30,
                                            2004               2003               2004               2004              2003
                                        -----------        -----------        -----------        -----------        -----------
    Net Interest Yield (1)                     3.45%              3.07%              3.33%              3.39%              3.38%
                                        -----------        -----------        -----------        -----------        -----------
    Return on Assets                           1.19%              1.26%              1.32%              1.25%              1.41%
                                        -----------        -----------        -----------        -----------        -----------
    Return on Equity                          14.27%             13.80%             14.56%             14.41%             15.82%
                                        -----------        -----------        -----------        -----------        -----------
    Return on Common Equity                   20.98%             18.47%             21.74%             21.35%             22.20%
                                        -----------        -----------        -----------        -----------        -----------
    Net Write offs to Average Loans            0.52%              0.65%              0.51%              0.52%              0.70%
                                        -----------        -----------        -----------        -----------        -----------
    Efficiency Ratio                          42.17%             45.20%             39.89%             41.03%             42.45%
                                        -----------        -----------        -----------        -----------        -----------


AVERAGE BALANCES:

    Assets                              $13,437,398        $ 9,306,733        $12,161,894        $12,799,646        $ 9,334,255
                                        -----------        -----------        -----------        -----------        -----------
    Earnings Assets                      13,065,221          8,972,529         11,764,838         12,415,096          8,992,382
                                        -----------        -----------        -----------        -----------        -----------
    Loans                                 7,582,815          6,067,527          7,188,149          7,385,273          5,900,148
                                        -----------        -----------        -----------        -----------        -----------
    Deposits                              6,924,520          5,373,362          6,705,126          6,814,823          5,364,859
                                        -----------        -----------        -----------        -----------        -----------
    Interest-bearing liabilities         11,607,155          7,891,580         10,315,508         10,964,365          7,935,467
                                        -----------        -----------        -----------        -----------        -----------
    Stockholders Equity                   1,119,628            848,233          1,104,490          1,112,059            830,672
                                        -----------        -----------        -----------        -----------        -----------
    Common Stockholders Equity              569,528            487,733            554,390            561,959            470,172
                                        -----------        -----------        -----------        -----------        -----------


(1) On a taxable equivalent basis.